Exhibit 99.1

SOCIETY PASS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”))

	May 31, 2025	June 30, 2025
	(Unaudited)	(Proforma)(1)

ASSETS
Current assets:
Cash and cash equivalents	$8,837,496	$12,137,496
Restricted cash	50,000	50,000
Accounts receivable, net	1,068,109	1,518,109
Inventories	147,773	147,773
Contract assets	350,292	350,292
Deposits, prepayments and other receivables	6,604,932	6,604,932
Total current assets	17,058,602	20,808,602

Non-current assets:
Intangible assets, net	5,328,047	5,328,047
Goodwill	81,849	81,849
Plant and equipment, net	333,569	333,569
Right of use assets, net	773,103	773,103
Deferred tax assets	56,468	56,468
Total non-current assets	6,573,036	6,573,036

TOTAL ASSETS	$23,631,638	$27,381,638

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payables	$4,990,451	$4,990,451
Contract liabilities	1,189,020	1,189,020
Accrued liabilities and other payables	17,439,632	17,976,132
Due to related parties	21,306	21,306
Operating lease liabilities	344,997	344,997
Loan	39,986	39,986
Total current liabilities	24,025,392	24,561,892

Non-current liabilities
Operating lease liabilities	421,557	421,557
Deferred tax liabilities	69,000	69,000
Total non-current liabilities	490,557	490,557

TOTAL LIABILITIES	24,515,949	25,052,449

COMMITMENTS AND CONTINGENCIES
Convertible preferred shares; $0.0001 par value, 5,000,000 shares authorized, 4,766,500 and 4,766,500 shares undesignated as of March 31, 2025 and December 31, 2024, respectively
Series A shares: 10,000 shares designated; 0 and 0 Series A shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	—	—
Series B shares: 10,000 shares designated; 0 and 0 Series B shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	—	—
Series B-1 shares: 15,000 shares designated; 0 and 0 Series B-1 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	—	—
Series C shares: 15,000 shares designated; 0 and 0 Series C shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively, net of issuance cost	—	—
Series C-1 shares: 30,000 shares designated; 0 and 0 Series C-1 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively, net of issuance cost	—	—

SHAREHOLDERS’ EQUITY (DEFICIT) SURPLUS
Series X Super Voting Preferred Stock, $0.0001 par value, 153,500 shares designated; 153,500 and 153,500 Series X shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	15	15
Common shares; $0.0001 par value, 6,333,333 shares authorized; 5,011,061 and 5,311,061 shares issued and outstanding as of May 31, 2025 and June 30, 2025, respectively	501	531
Subscription receivable	(636,338)	(636,338)
Additional paid-in capital	111,984,873	114,984,843
Less: Preferred stock held in treasury, at cost; 150,000 and 150,000 shares at May 31, 2025 and June 30, 2025, respectively	(15)	(15)
Less: Common shares held in treasury, at cost; 51,902 and 51,902 shares May 31, 2025 and June 30,2025, respectively	149,604	149,604
Accumulated other comprehensive loss	(342,132)	(342,132)
Accumulated deficit	(111,785,302)	(111,571,802)
Total (deficit) surplus attributable to Society Pass Incorporated	(628,794)	2,584,706
Non-controlling interest	(255,517)	(255,517)
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT) SURPLUS	(884,311)	2,329,189
TOTAL LIABILITIES AND EQUITY	$23,631,638	$27,381,638

(1)	Pro forma as adjusted total surplus attributable to Society Pass Incorporated reflects the result of operations during the period from April 1, 2025 to June 30, 2025, and the closing of the convertible notes and private placement as disclosed in the notes below.

(2)	Pro forma as adjusted additional paid in capital reflects the net proceeds of $2,700,000 the Company received from the convertible notes offering completed by Thoughtful Media Group Incorporated, a wholly owned subsidiary of Society Pass Incorporated (“TMG”). TMG closed its convertible notes offerings pursuant to a securities purchase agreement dated July 17, 2024 entered with Creative Vision Digital Limited, a securities purchase agreement dated August 12, 2024 entered with GRIT Multi-Strategies Investment Company Limited and a securities purchase agreement dated July 17, 2024 entered with G Bridge Global Investment Limited. G Bridge Global Investment Limited fully converted the convertible notes on June 24, 2025. Creative Vision Digital Limited fully converted the convertible notes on June 27, 2025. GRIT Multi-Strategies Investment Company Limited fully converted the convertible notes on June 27, 2025.

(3)	Pro forma as adjusted additional paid in capital reflects the net proceeds of $300,000 the Company received from a private placement transaction completed by a share purchase agreement dated June 23, 2025, entered by and between the Company and Jeremy Ong Shu Jin.